Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of November 10, 2014, by and among Demand Media, Inc. (the “Company”) and Mel Tang (the “Consultant”).

RECITALS

A.

The Consultant currently serves as Chief Financial Officer of the Company pursuant to that certain Amended and Restated Employment Agreement with the Company, dated October 1, 2012, as amended by that certain resignation notice dated November 7, 2014 (the “Employment Agreement”).

B.

The Company and the Consultant mutually desire to transition the Consultant’s role with the Company from that of Chief Financial Officer of the Company to that of a non-employee consultant to the Company, effective as of the close of business on December 31, 2014 (the “Transition Date”).

C.

The Consultant and the Company mutually desire that, effective as of the close of business on the Transition Date, the Employment Agreement will terminate, this Agreement will supersede and replace the Employment Agreement in its entirety and the Consultant will cease to be an employee of the Company and will thereupon become an independent contractor of the Company performing consulting services. The Consultant desires to perform such services on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

1.Resignation.  The Consultant hereby (a) resigns from his position as Chief Financial Officer of the Company and from all other offices held with the Company and/or its affiliates (if any), and (b) terminates his employment with all such entities, in each case, effective as of the close of business on the Transition Date.  The Company and the Consultant acknowledge and agree that the termination of the Consultant’s employment as of the close of business on the Transition Date shall constitute a termination of employment by the Consultant “without Good Reason” pursuant to Section 4(b) of the Employment Agreement. As of the close of business on the Transition Date, the Employment Agreement shall terminate and shall be of no further force and effect, and neither the Company nor the Consultant shall have any further obligations pursuant thereto.

2.Services and Compensation

(a)Services and Base Compensation.

(i)During the Term (as defined below), the Consultant shall provide such transition services (the “Services”) in the Consultant’s areas of expertise and work experience as may be mutually agreed by the Consultant and the Board of Directors of the Company (the “Board”) and/or the Chief Executive Officer of the Company.  The Consultant may enter into other consulting or employment relationships that do not conflict with the Consultant’s obligations hereunder.

(ii)Compensation for Services.  In consideration for the performance of the Services, during the Term the Company shall pay or provide to the Consultant a fee of $10,000 per month (the “Base Compensation”), payable monthly in arrears.  In addition, during the Term, to the extent the Company continues to maintain its Executive Medical Reimbursement Plan, the Consultant shall be eligible to participate in such plan (or any successor plan), as in effect from time to time.

(b)Employment Termination Payments and Benefits. In addition to the Base Compensation, subject to and conditioned upon the Consultant’s execution and delivery to the Company of an effective release of claims in substantially the form attached hereto as Exhibit A (the “Release”) within twenty-one (21) days following the Transition Date and non-revocation of such Release during any applicable revocation period:

(i)The Consultant shall remain eligible to the receive an Annual Bonus (as defined in the Employment Agreement) in respect of 2014 services in accordance with the Employment Agreement and consistent with the 2014 annual bonuses received by the Company’s senior executives.  The Annual Bonus, if any, will be paid on the earlier of (1) the date on which 2014 annual bonuses are paid generally to the Company’s senior executives, but no later than March 15, 2015 or (2) within three (3) business days of the date on which this Agreement is terminated by the Company pursuant to Section 3(a)(ii).

(ii)During the period commencing on the Transition Date and ending on the last day of the Term or, if earlier, the date on which the Consultant becomes eligible for coverage under the group health plan of a subsequent employer (of which eligibility the Consultant hereby agrees to give prompt notice to the Company) (in any case, the “COBRA Period”), subject to the Consultant’s valid and timely election to continue healthcare coverage under Section 4980B of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, the Company shall continue to provide the Consultant and the Consultant’s eligible dependants with coverage under its group health plans, including its Executive Medical Reimbursement Plan (to the extent such plan is maintained by the Company), at the same levels and the same cost to the Consultant as would have applied if the Consultant’s employment had not been terminated on the Transition Date, based on the Consultant’s elections in effect on the date hereof), provided, however, that (A) if any plan pursuant to which such benefits are provided ceases prior to the expiration of the period of continuation coverage to be exempt from the application of Section 409A (as defined below) under Treasury Regulation Section 1.409A-1(a)(5), or (B) the Company is otherwise unable to continue to cover the Consultant under its group health plans (including because taxes or penalties would be imposed on the Company in connection with such continuation coverage), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to the Consultant as currently taxable compensation in substantially equal monthly installments over the remaining portion of the continuation coverage period.

(iii)During the Term, each of the Consultant’s outstanding Company and Rightside Group, Ltd. (“Rightside”) restricted stock unit awards shall continue to vest in accordance with their original vesting schedules, subject to the Consultant continuing to provide the Services to the Company. Upon the termination of the Term and the Consultant’s services hereunder, each of the Consultant’s Company and Rightside restricted stock unit awards and each of the Consultant’s Company and Rightside stock options, to the extent then-unvested, in each case, as of the date termination of the Term, shall terminate as of such termination date.  The agreements evidencing the Consultant’s Company and Rightside restricted stock units and stock options shall be deemed amended to the extent necessary to give effect to this Section 2(b)(iii).

(c)Expenses. During the Term, the Company shall continue to reimburse the Consultant for reasonable and documented out-of-pocket expenses incurred by Consultant directly in connection with providing the Services contemplated hereunder, in accordance with the Company’s substantiation and reimbursement policies applicable to non-employees, as in effect from time to time.

3.Term and Obligations Upon Termination

(a)Term.  The Consultant’s Services hereunder shall be for a term  commencing on the close of business on the Transition Date and ending on March 31, 2015 (collectively, the “Term”).  Notwithstanding the foregoing, (i) the Consultant may terminate the Term and the Consultant’s Services hereunder at any time, for any reason or no reason, and (ii) the Company may terminate the Term and the Consultant’s Services hereunder either (A) prior to February 16, 2015, only for Cause (as defined in the Employment Agreement) or (B) on or following February 16, 2015, for any reason or no reason, upon notice provided by the terminating party to the other party in accordance with Section 10 below.

(b)Obligations Upon Termination.  Upon a termination of the Term and the Consultant’s Services hereunder:

(i)The Company shall pay within thirty (30) days after the date of termination (or such earlier date as may be required by applicable law), all amounts owing to the Consultant for Services completed and/or reimbursable expenses (under Section 2(c) above) incurred through the termination date; and

(ii)Notwithstanding anything contained herein to the contrary, Section 4 (Confidentiality Agreement), Section 5 (Cooperation), Section 6 (Non-Disparagement) and Section 8 (Independent Contractor) hereof, as well as the Confidentiality Agreement, as defined in Section 4, shall survive termination of this Agreement and shall continue in effect.

(c)Return of Property. Upon the termination of the Term and the Consultant’s Services hereunder for any reason, the Consultant agrees to return to the Company all documents of the Company and its affiliates (and all copies thereof) and all other Company or Company affiliate property that the Consultant has in his possession, custody or control. Such property includes, without limitation: (i) any materials of any kind that the Consultant knows contain or embody any proprietary or confidential information of the Company or an affiliate of the Company (and all reproductions thereof), (ii) computers (including, but not limited to, laptop computers, desktop computers and similar devices) and other portable electronic devices (including, but not limited to, tablet computers), cellular phones/smartphones, credit cards, phone cards, entry cards, identification badges and keys, and (iii) any correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the customers, business plans, marketing strategies, products and/or processes of the Company or any of its affiliates and any information received from the Company or any of its affiliates regarding third parties.

(d)Exclusivity of Benefits.   Except as expressly provided in this Agreement, the Company shall have no further obligations to the Consultant upon termination of the Term and the Consultant’s Services hereunder.

4.Confidentiality Agreement. The parties acknowledge and agree that they have entered into a Confidential Information and Development Agreement, dated July 16, 2006 (the “Confidentiality Agreement”) and the Consultant hereby acknowledges and agrees that such agreement shall remain in full force and effect in accordance with its terms and that the Consultant shall be bound by its terms and conditions.

5.Cooperation. In addition to the Services (and without further compensation), the Consultant agrees that, following the Transition Date, the Consultant will use commercially reasonable efforts to cooperate with the Company, to the extent reasonably requested by the Company, to consult, advise and provide relevant input with respect to: (a) any internal investigation or administrative, regulatory or judicial proceeding involving matters that were within the scope of the Consultant’s duties and responsibilities to the Company and its affiliates during employment with the Company, and (b) the transition of the Consultant’s prior job duties and responsibilities.

6.Non-Disparagement. The Consultant agrees not to disparage the Company, any affiliate of the Company and/or any officers, directors, employees, shareholders and/or agents of the Company or any affiliate of the Company in any manner intended or reasonably likely to be harmful to them or their business, business reputation or personal reputation. The Company shall ensure that its directors and executive officers do not disparage the Consultant in any manner intended or reasonably likely to be harmful to the Consultant’s business or personal reputation.

7.Representations.  The Consultant represents and warrants that the Consultant has no outstanding agreement, relationship or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude the Consultant from performing hereunder or complying with the provisions hereof, and further agrees that the Consultant will not enter into any such conflicting agreement or relationship during the Term. The Consultant agrees to comply with any insider trading policy, ethics policy and business conduct policy of the

Company during the term of this Agreement, but may adopt a Section 10b5-1 trading plan consistent with such obligations.  The Consultant agrees to not use information received by the Consultant during the term of this Agreement for personal gain or take advantage of any business opportunities that arise as a result of this Agreement that might be of interest to the Company.

8.Independent Contractor.  The Consultant expressly acknowledges and agrees that, as of the Transition Date, he is solely an independent contractor and shall not be construed to be an employee of the Company in any matter under any circumstances or for any purposes whatsoever.  The Company shall not be obligated to (a) pay on the account of the Consultant, any unemployment tax or other taxes required under the law to be paid with respect to employees, (b) withhold any monies from the fees of the Consultant for income or employment tax purposes or (c) provide the Consultant with any benefits, including without limitation health, welfare, pension, retirement, or any kind of insurance benefits, including workers’ compensation insurance (except as expressly provided above with respect to COBRA continuation benefits).  Notwithstanding the foregoing, any amounts payable to the Consultant in respect of his service as an employee of the Company prior to the Transition Date shall be subject to withholding in accordance with applicable law.  The Consultant acknowledges and agrees that the Consultant is obligated to report as income all compensation received by the Consultant pursuant to this Agreement, and to pay any applicable income, self-employment and other taxes thereon.  The Consultant and the Company hereby acknowledge and agree that this Agreement does not impose any obligation on the Company to offer employment to the Consultant at any time.

9.Assignment.  This Agreement and the rights and duties hereunder are personal to the Consultant and shall not be assigned, delegated, transferred, pledged or sold by the Consultant without the prior written consent of the Company.  The Consultant hereby acknowledges and agrees that the Company may assign, delegate, transfer, pledge or sell this Agreement and the rights and duties hereunder (a) to an affiliate of the Company, or (b) to any third party (i) that acquires all or substantially all of the assets of the Company or (ii) that is the surviving or acquiring corporation in connection with a merger, consolidation or other acquisition involving the Company.  This Agreement shall inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and assigns.

10.Notices.  All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Consultant:  at the Consultant’s most recent address on the records of the Company.

If to the Company:

Demand Media, Inc.

1655 26th Street
Santa Monica, CA 90404

Attn: General Counsel

with a copy to:

Latham & Watkins LLP
355 South Grand Ave.
Los Angeles, CA  90071-1560
Attn: Alex Voxman

or to such other address as either party shall have furnished to the other in writing in accordance herewith.  Notice and communications shall be effective when actually received by the addressee.

11.Section 409A.   To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Internal Revenue Code and Department of Treasury regulations and other interpretive guidance issued thereunder (“Section 409A”).  Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company shall work in good faith with the Consultant to adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, including without limitation, actions intended to (a) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (b) comply with the requirements of Section 409A; provided, however, that this Section 11 shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so.  Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments.

12.Governing Law.  Any dispute, controversy, or claim of whatever nature arising out of or relating to this Agreement or breach thereof shall be governed by and interpreted under the laws of the State of California, without regard to conflict of law principles.

13.Entire Agreement; Counterparts. Effective as of the close of business on the Transition Date, this Agreement, together with the Confidentiality Agreement, the Release and any applicable stock option and restricted stock unit agreements, constitutes the complete and final agreement of the parties and supersede any prior agreements between them, whether written or oral, with respect to the subject matter hereof.  Without limiting the generality of the foregoing, the Consultant hereby agrees that as of the close of business on the Transition Date, the Employment Agreement is hereby terminated and shall be of no further force or effect.  No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

14.Severability.  The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

DEMAND MEDIA, INC.

By:	/s/ Sean Moriarty
Sean Moriarty
Chief Executive Officer

CONSULTANT

/s/ Mel Tang
Mel Tang

[Signaure page to Mel Tang Consulting Agreement]

GENERAL RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Demand Media, Inc., a Delaware corporation (the “Company”) and each of its partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act.  Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under that certain Consulting Agreement, dated as of November 10, 2014, between the Company and the undersigned (the “Consulting Agreement”), (ii) to payments or benefits under any equity award agreement between the undersigned and the Company, (iii) with respect to Section 2(c) of the Consulting Agreement, (iv) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (v) to any Claims, including claims for indemnification and/or advancement of expenses, arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation of other similar governing document of the Company, or (vi) to any Claims which cannot be waived by an employee under applicable law.

THE UNDERSIGNED ACKNOWLEDGES THAT THE EXECUTIVE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

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IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(A)THE EXECUTIVE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(B)THE EXECUTIVE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(C)THE EXECUTIVE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the Executive may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if the Executive hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, ____.

Mel Tang

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